Exhibit 99.1

Interpace Biosciences Announces Full Year and Fourth Quarter 2020

Financial and Business Results

●	2020 Full Year Net Revenue of $32.4 Million Up 34% vs Prior Year; Fourth Quarter Net Revenue of $9.6M Million Up 129% vs Prior Year;
●	Provides Full Year 2021 Range of Revenues
●	On Target to Achieve EBITDA Breakeven by 2021 Year End

PARSIPPANY, NJ, March 31, 2021 (GLOBE NEWSWIRE) — Interpace Biosciences, Inc. (“Interpace” or the “Company”) (OTCQX: IDXG) today announced financial results for the fiscal quarter ended December 31, 2020 and provided a business and financial update.

“Fiscal 2020 was a challenging and transformational year for Interpace Biosciences. Since joining the company as President and CEO in December, we’ve made significant progress in our restructuring and reprioritization plan and are on target to realize our goal of achieving annualized savings of approximately $7.2 million from changes to our cost structure,” said CEO Thomas Burnell. “We are now operating the clinical services business solely out of the Pittsburgh location and the pharma services business solely out of our new state-of-the-art lab in Morrisville, NC. As we move further into 2021 with the renewed focus on our core capabilities, we expect to see significant improvements through the use of automation technology and to achieve further improvements in overall efficiency with the renovation of the clinical lab in Pittsburgh,” added Mr. Burnell.

“As we progress forward in Fiscal 2021, we are realizing the positive impact of our recently improved reimbursement rates and seeing significant growth in our clinical services testing volume,” stated Tom Freeburg, CFO of Interpace. “We are providing full year revenue guidance in the range of $38 million to $40 million and with a goal of achieving EBITDA breakeven before 2021 year-end,” added Mr. Freeburg.

Full-Year 2020 Financial Performance as Compared to Full-Year 2019

●	Net Revenue was $32.4 million, an increase of 34% versus the prior year which included pharma services net revenue starting in the third quarter of 2019.
●	Gross Profit was 33% and 34% for full years 2020 and 2019, respectively.
●	Loss from Continuing Operations was approximately $(26.2) million as compared to $(26.7) million for the prior year.
●	Adjusted EBITDA was $(15.4) million as compared to $(16.6) million for the prior year.

Fourth Quarter 2020 Financial Performance as Compared to the Fourth Quarter of 2019

●	Net Revenue was $9.6 million, an increase of 129% vs fourth quarter 2019.
●	Gross Profit was 32% for the fourth quarter 2020, vs -28% for the fourth quarter 2019.

●	Loss from Continuing Operations was $(8.1) million vs $(10.6) million in the fourth quarter 2019.
●	Adjusted EBITDA was $(4.1) million vs $(9.2) million in the fourth quarter 2019.
●	December 31, 2020 cash balance was $2.8 million, net of restricted cash. March 15, 2021 cash balance was $3.4 million, net of restricted cash.

Recent Clinical and Reimbursement Highlights

We continue to generate and publish clinical evidence related to our key products, including ThyGeNEXT® and ThyraMIR® and PancraGEN® as well as our pipeline product, BarreGEN®.

Reimbursement expansion for our clinical services through 2020 is as follows:

●	In December 2020, we executed an agreement with Regence Blue Cross Blue Shield of Washington State, Utah, Oregon, and Idaho.
●	In December 2020, we executed an agreement with HealthNow New York, parent company of Blue Cross Blue Shield of Western New York, and Blue Cross Blue Shield of Northeastern New York.
●	In December, 2020, we executed an agreement with Florida Blue/Blue Cross Blue Shield of Florida, which was effective January 1, 2021.
●	In December 2020, Medicare increased reimbursement for our ThyGeNEXT® test from $600 to $2,900. We began realizing reimbursement at this higher rate starting in January 2021.

About Interpace Biosciences

Interpace Biosciences is an emerging leader in enabling personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications.

Clinical services, through Interpace Diagnostics, provides clinically useful molecular diagnostic tests, bioinformatics and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Interpace has five commercialized molecular tests and one test in a clinical evaluation process (CEP): PancraGEN® for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; PanDNA, a “molecular only” version of PancraGEN® that provides physicians a snapshot of a limited number of factors; ThyGeNEXT® for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay; ThyraMIR® for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay; and RespriDX® that differentiates lung cancer of primary versus metastatic origin. In addition, BarreGEN®, a molecular based assay that helps resolve the risk of progression of Barrett’s Esophagus to esophageal cancer, is currently in a clinical evaluation program (CEP) whereby we gather information from physicians using BarreGEN® to assist us in gathering clinical evidence relative to the safety and performance of the test and also providing data that will potentially support payer reimbursement.

Pharma services, through Interpace Pharma Solutions, provides pharmacogenomics testing, genotyping, biorepository and other customized services to the pharmaceutical and biotech industries. Pharma services also advances personalized medicine by partnering with pharmaceutical, academic, and technology leaders to effectively integrate pharmacogenomics into their drug development and clinical trial programs with the goals of delivering safer, more effective drugs to market more quickly, while also improving patient care.

For more information, please visit Interpace Biosciences’ website at www.interpace.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statements including, but not limited to, the adverse impact of the COVID-19 pandemic on the Company’s operations and revenues, the substantial doubt about the Company’s ability to continue as a going concern, the possibility that the Company’s estimates of future revenue may prove to be materially inaccurate, the Company’s history of operating losses, the Company’s ability to adequately finance its business, the Company’s ability to repay its $5M secured bridge loan, the Company’s dependence on sales and reimbursements from its clinical services, the Company’s ability to retain or secure reimbursement including its reliance on third parties to process and transmit claims to payers and the adverse impact of any delay, data loss, or other disruption in processing or transmitting such claims, the Company’s revenue recognition being based in part on estimates for future collections which estimates may prove to be incorrect, and the Company’s ability to remediate material weaknesses in internal controls. Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 to be filed with the Securities and Exchange Commission , Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts:

Investor Relations

Edison Group

Joseph Green/ Megan Paul

(646) 653-7030/7034

jgreen@edisongroup.com/mpaul@edisongroup.com

INTERPACE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2020	2019	2020	2019

Revenue, net	$9,646	$4,214	$32,398	$24,220
Cost of revenue	6,517	5,399	21,673	15,888
Gross Profit	3,129	(1,185)	10,725	8,332

Sales and marketing	2,478	2,990	9,254	11,116
Research and development	673	778	2,795	2,810
General and administrative	7,288	4,748	20,770	14,363
Acquisition related expense	-	-	-	2,534
Acquisition amortization expense	1,115	1,115	4,461	3,989
Change in fair value of contingent consideration	(489)	(44)	(489)	(44)
Total operating expenses	11,065	9,587	36,791	34,768

Operating loss	(7,936)	(10,772)	(26,066)	(26,436)
Interest accretion expense	(135)	(109)	(549)	(440)
Other (expense) income, net	(6)	209	467	196
Loss from continuing operations before tax	(8,077)	(10,672)	(26,148)	(26,680)
Provision for income taxes	10	(47)	53	(28)
Loss from continuing operations	(8,087)	(10,625)	(26,201)	(26,652)

Loss from discontinued operations, net of tax	(56)	(38)	(250)	(88)

Net loss	(8,143)	(10,663)	(26,451)	(26,740)
Less adjustment for preferred stock deemed dividend	-	-	(3,033)	-
Less dividends on preferred stock	-	(354)	-	(429)
Net loss attributable to common stockholders	$(8,143)	$(11,017)	$(29,484)	$(27,169)

Basic and diluted loss per share of common stock:
From continuing operations	$(2.00)	$(2.86)	$(7.26)	$(7.23)
From discontinued operations	(0.01)	(0.01)	(0.06)	(0.02)
Net loss per basic share of common stock	$(2.01)	$(2.87)	$(7.32)	$(7.25)

Weighted average number of common shares and
common share equivalents outstanding:
Basic	4,043	3,834	4,029	3,746
Diluted	4,043	3,834	4,029	3,746

Selected Balance Sheet Data

($ in thousands)

	December 31,	December 31,
	2020	2019
Cash and cash equivalents	$2,772	$2,321

Total current assets	14,122	16,510
Total current liabilities	18,233	17,292

Total assets	45,681	51,540
Total liabilities	28,228	29,847
Total stockholders’ deficit	(29,083)	(4,479)

Selected Cash Flow Data

($ in thousands)

	For the Years Ended
	December 31,
	2020	2019
Net loss	$(26,451)	$(26,740)

Net cash used in operating activities	$(14,579)	$(18,957)
Net cash used in investing activities	(1,575)	(13,947)
Net cash provided by financing activities	16,605	29,157
Change in cash and cash equivalents	451	(3,747)
Cash and equivalents, Beginning	2,321	6,068
Cash and equivalents, Ending	$2,772	$2,321

Non-GAAP Financial Measures

In addition to the United States generally accepted accounting principles, or GAAP, results provided throughout this document, we have provided certain non-GAAP financial measures to help evaluate the results of our performance. We believe that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing our ongoing business and operating performance. We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way that management views financial results.

In this document, we discuss Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is a metric used by management to measure cash flow of the ongoing business. Adjusted EBITDA is defined as income or loss from continuing operations, plus depreciation and amortization, acquisition related expenses, transition expenses, non-cash stock based compensation and ESPP plans, interest and taxes, and other non-cash expenses including asset impairment costs, bad debt expense, receipt of stimulus grants, loss on extinguishment of debt, goodwill impairment and change in fair value of contingent consideration, and warrant liability. The table below includes a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.

Reconciliation of Adjusted EBITDA (Unaudited)

($ in thousands)

	Quarters Ended		Years Ended
	December 31,		December 31,
	2020	2019	2020	2019
Loss from continuing operations (GAAP Basis)	$(8,087)	$(10,625)	$(26,201)	$(26,652)
Bad debt expense	335	-	585	499
Acquisition related expense	-	-	-	2,534
Receipt of HHS stimulus grant	-	-	(650)	-
Transition expenses	1,780	-	2,578	836
Legal and professional services	-	-	495	-
Depreciation and amortization	1,399	1,360	5,501	4,524
Stock-based compensation	861	289	2,242	1,535
Taxes	10	(47)	53	(28)
Interest accretion expense	135	109	549	440
Mark to market on warrant liability	1	(244)	(61)	(279)
Change in fair value of contingent consideration	(489)	(44)	(489)	(44)
Adjusted EBITDA	$(4,055)	$(9,202)	$(15,398)	$(16,635)